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                                                               EXHIBIT 23.6


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 7 to Registration Statement No. 333-17065 of AmeriPath, Inc. on Form S-1 of our report dated November 12, 1996 on the combined financial statements of Clay J. Cockerell, M.D., P.A. and Freeman-Cockerell Laboratories, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP



DELOITTE & TOUCHE LLP
Dallas, Texas

April 3, 1997